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                                 EXHIBIT 23.1


               CONSENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


     We have issued our report dated April 21, 1998, accompanying the financial statements of Shopping.com contained in the Registration Statement and prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                    SINGER LEWAK GREENBAUM & GOLDSTIEN LLP

                            Los Angeles, California

                                                               November 24, 1998

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